UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2026

SPRINGBIG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 340

Boca Raton, Florida, 33487

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on (s which registered)
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(d) Appointment of Director

On July 26, 2026, the Board of Directors (the “Board”) of SpringBig Holdings, Inc. (the “Company”) appointed Jeffrey Harris to fill a vacancy on the Board, effective immediately. Pursuant to the Company’s bylaws, the Board is divided into three classes, and Mr. Harris will serve as the Company’s Class II director, with a term expiring at the next annual meeting of stockholders at which Class II directors are to be elected. Mr. Harris has not been appointed to any committee of the Board.

Mr. Harris, age 62, currently serves as the Chief Executive Officer of InteQ. Prior to that, Mr. Harris was Chief Executive Officer of SpringBig since founding the Company until his resignation on March 31, 2025. Prior to founding SpringBig, Mr. Harris also founded InteQ (formally SHC Direct LLC) in 1997, a leading customer relationship marketing company offering specialized expertise in the planning, implementation and ongoing execution of strategic loyalty programs.

There are no arrangements or understandings between Mr. Harris and any other persons pursuant to which he was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

July 29, 2026	By:	/s/ Andrew Glashow
		Name:	Andrew Glashow
		Title:	Chief Executive Officer

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